Exhibit 99.1

Final Transcript

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

Conference Call Transcript G - Q2 2007 GENPACT LIMITED Earnings Conference Call Event Date/Time: Aug. 21. 2007 / 8:00AM ET

CORPORATE PARTICIPANTS

 Roanak Desai
 Genpact Limited - IR

 Pramod Bhasin
 Genpact Limited - President, CEO

 Vivek Gour
 Genpact Limited - CFO

CONFERENCE CALL PARTICIPANTS

 Julie Santoriello
 Morgan Stanley - Analyst

 Ashwin Shirvaikar
 Citigroup - Analyst

 Tien-Tsin Huang
 JPMorgan - Analyst

 Rod Bourgeois

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

 Sanford Bernstein - Analyst

 Arvind Ramnani
 Banc of America - Analyst

 Joseph Foresi
 Janney Montgomery Scott - Analyst

PRESENTATION

Operator

Good day ladies and gentlemen and welcome to the Second Quarter 2007 Genpact Limited Earnings Conference Call. My name is Tuwanda and I will be your coordinator for today.

At this time, all participants are in listen-only mode. We will conduct a question-and-answer session towards the end of this conference.

(OPERATOR INSTRUCTIONS)

As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the presentation over to Mr. Roanak Desai, Head of Corporate Development and Investor Relations. Please proceed sir.

 Roanak Desai - Genpact Limited - IR

Thank you, Tuwanda. Depending on where you are, good morning, afternoon and evening to you all. Welcome to Genpact's first earnings teleconference post our IPO for our second quarter 2007 results.

As the operator just mentioned, I am Roanak Desai, Head of Corporate Development and Investor Relations. With me are Pramod Bhasin, our President and Chief Executive Officer; and Vivek Gour, our Chief Financial Officer.

We hope you have had an opportunity to review the press release that we issued this morning. Please allow me to outline the agenda for today's call. Pramod will begin with an overview of our results. Vivek will then take you through our financial performance, including the income statement and balance sheet. We will then close the presentation and take questions.

Please note that some of the matters we will discuss in today's call are forward looking and you should keep in mind that these forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

Such risks and uncertainties include but are not limited to general economic conditions and those factors set forth in today's press release and discussed under the risk factors section of our amended registration statement of Form S-1 and other SEC filings. Genpact assumes no obligation to update the information presented on this conference call.

During our call today, we will reference certain non-GAAP financial measures, which we believe provide useful information for our investors. You could find the reconciliation of these measures to GAAP as well as related information in our press release -- in our press release, as well as on the Investor Relations section of our website at genpact.com.

Now, with that, let me turn over the call to Mr. Pramod Bhasin, Genpact's President and CEO.

 Pramod Bhasin - Genpact Limited - President, CEO

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

Thank you, Roanak and again, welcome everyone to our first earnings call. I hope you can hear me well.

Before I start, I really want to thank all our investors for the time many of you have spent with us for listening to our story during the road show and thank you for helping us achieve a very successful offering in turbulent market conditions.

As we stated during our road show, there is a tremendous opportunity in our industry. The market for business process and technology services is highly under penetrated. And while most companies have outsourced their IT-functions, few have begun to scratch the surface on business processes.

This demand is driven as we have said in the past by four elements -- a shortage of labor in developed markets, an increasingly highly skilled global labor pool, global connectivity, and significant cost advantage. We believe we are uniquely positioned to capture this opportunity.

Our four main strategies for growth remain as follows. We will build new strategic relationships, we will expand current relationships by offering depth, breadth, and global reach of our product offerings to existing customers, we will pursue prudent and effective acquisitions, and we will create our own talent and not compete directly in the war for talent.

Our revenues for the first(company corrected after the call) quarter were $200 million, representing a 42% increase versus the second quarter of 2006 and a 14% increase versus the first quarter of 2007. For the first half of the year, revenues were $376 million, a 38% increase from the first half of 2006.

The bulk of this growth came from customers existing as of a year ago with of course the bulk from new customer wins. Given our strong performance, we are increasing our revenue growth guidance inclusive of current acquisitions that we have already done to 28% to 30% for the year overall.

Growth from Global Clients has been excellent this quarter as well as for the first half of 2007. Global Clients revenues including acquisitions hit $76 million in the second quarter growing at 144% as compared to the second quarter of 2006 and at 38% to the first quarter of 2007.

For the first half of 2007, Global Clients contributed $131 million in revenues, a 143% increase over the first half of 2006. Organic Global Clients growth was 100% this quarter versus the second quarter of 2006 and 28% versus the first quarter of 2007.

For the second half of -- for the second quarter, organic Global Clients growth was 109% as compared to the first half of 2006 -- for the first half, sorry, for the first half of 2007, organic Global Clients growth was 109% as compared to the first half of 2006. This was -- part of this was a result of our business running faster than our expectation.

We saw strong growth from GE. Revenues for the second quarter were $124 million, a 13% increase from second quarter of 2006. For the first half of 2007, GE revenues were $245 million, a 12% increase over the first half of 2006.

While we saw strong growth from GE in the first half, we expect second half revenues from GE to stabilize due to projects being completed and we maintain our full year guidance for GE growth at 5% to 7%.

The depth and breadth of our services allow us to continue to penetrate deeper into existing clients as well as to win new ones. For 2007, we expect at least 85% of our revenues to come from existing clients, a testament to the operating excellence and business impact the clients expect and receive from us.

Our Global Client growth is a result of our services as well as the operating excellence we deliver and clients value our strong and rapidly growing global delivery network.

In Europe, we are seeing tremendous demand from Global Clients for our services, in Europe, which are delivered in 20 languages.

Our revenues from Europe grew 304% in the second quarter as compared to the second quarter of 2006. For the first half of 2007, revenues from Europe grew 212% as compared to the first half of 2006. This tremendous growth was driven by strong organic demand, as well as of course by the acquisition of ICE.

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

Our second quarter organic growth rate in Europe was 110% as compared to the earlier quarter in 2006 and for the first half of 2007, organic revenue growth in Europe was at 89% compared to the first half of 2006. We also announced our second Romanian operating site underscoring our confidence in the talent available in Romania.

In Asia-Pacific, revenues from Asia-Pacific grew 46% in the second quarter of 2007 as compared to the second quarter of 2006 and 63% from first half of this year as compared to the first half of last year.

Much of the growth was driven by our operations in China where we continue to build on our leadership position. Our second operating site in China will provide another base for growth and we continue to see strong interest in the Philippines, especially given the language capability.

As of June 30th, 25% of our total revenues were delivered from outside India. We are seeing balanced growth between the business process services and the IT services by department of business. The mix remains the same, the business process accounting for approximately 75% of our revenue and IT services 25%.

A few highlights of some of our products and services. We are building our collections and customer service capability in the Philippines. We have expanded our presence there adding delivery for one of our existing banking customers. We are seeing strong demand in finance and accounting.

Many customers begin their relationship with us in F&A, and in addition, existing customers are expanding beyond the initial processes as well as globally across Europe and China.

In supply chain and procurement, customers are increasingly benefiting from our analytics and insight into managing their indirect spend. And as an example, we currently support $18 billion of indirect spend for one of our largest customers.

We remain one of the leaders in analytics, supporting customers in areas such as sales force effectiveness, pricing models, market studies, risk modeling, and new product introductions. We're also building out our global capability in IT services.

We have expanded our software business especially in SAP implementation in Europe through the acquisition of ICE, whose team is based in The Netherlands and in Spain, and by building our team in China. We now also deliver IT infrastructure services from Romania, as well as of course from our China operation.

Over the past quarter, we have added selected new customers to our business. A major automotive components manufacturer in North America partnered with us to enhance and improve its finance and accounting operations. This is one of its key initiatives as they seek to improve and turn their business around.

A leading global financial services firm has sought our help to reengineer and enhance some of its key business processes including cash management and financial services operations. A global industrial group in the U.K. is working with us to transition and enhance its finance and accounting processes.

A U.S. based leading IT hardware network computing company is using us to help improve its supply chain management process, specifically buyer support operation and thereby enhance their competitiveness.

And finally, one of the world's leading Internet brands partnered with us to re-engineer a few of its key finance and accounting processes and seek analytics on some of its major expenditures.

A leading information services company in the human resources, retail and transportation market is working with us in a host of areas, including payroll accounting, reconciliations, content management of human resource policies, and IT operations.

We continue to build strategic relationships and partnerships with our customers and clients. These partnerships are long-term and they are allowing us to meet our client goals of increasing their revenues, margins, cash flows, and profitability.

Our pipeline remains strong. We continue to rigor up our customer and new screen processes to ensure we manage growth and deliver operating excellence.

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

The bulk of the demand continues to come from clients based in the U.S. and U.K., while we are also seeing increasingly strong demands from clients in Europe, as well as Japan and Australia. As we would expect, we are seeing some softening of demand for our Genpact mortgage origination and fulfillment services, which Vivek will discuss in more detail.

We believe customers work with us because of our intense focus on operations, process improvement and reengineering. As of June 30th, we had 6,500 Six Sigma trained green belts, 500 Six Sigma trained black belts, and 2,500 people trained on Lean.

40% of our population is now trained in Lean and/or Six Sigma. Using this talent, we are currently engaged in reengineering projects with 17 of our strategic global clients. In India, we are moving forward with our plans to take advantage of Special Economic Zones.

I would like to thank very much the state and local governments that have been extremely helpful and supportive of these initiatives. We have signed an MoU to set up a 50-acre SEZ, as we call them, in Hyderabad where we were a pioneer nine years ago.

In addition, we are commissioning a not -- yet another facility in another SEZ in Hyderabad. Our 25-acre SEZ in Jaipur has been approved, and we would build on the success we have achieved as a pioneer in our industry to go to Jaipur in 2003 and now expand our operations.

Over the last two quarters, two global banking customers located their operations in Jaipur. We have already commissioned a 12-acre SEZ in Bhubaneswar in Orissa, in addition to an SEZ -- to owned SEZ. We are planning at least a 12-acre SEZ in Gurgaon and a five-acre SEZ in Kolkata. We are excited about our prospects in Kolkata, where we added two global customers this past quarter.

As always, we actively evaluate new geographies as well as new cities within existing countries of operation.

Acquisitions -- acquisitions are an important part of our overall growth strategy, as well as a key way for us to enhance the services we can provide to our customers. We have announced the acquisition of Mumbai-based Axis Risk Consulting Services to enhance our finance and accounting services.

Axis provides governance and risk management services, as well as due diligence support for acquisitions. We expect to close this deal in the third quarter.

We continue to evaluate acquisition opportunities. As I mentioned, during our road show, our acquisition strategy will be driven by the singular focus of better serving our customers. We will selectively acquire companies to enhance and add to our existing capabilities, as well as to improve our global delivery footprint.

In addition, we will evaluate captives as opportunities arise. We believe we are very well positioned to successfully transition captives to commercial operations given our own heritage. In addition, captives can provide deeper domain expertise as well as a strong base for growth with a customer.

People -- people are vital to our business and as of June 30th, our employee base had risen to 29,400 employees, with 2,500 net adds for the quarter or a 9% increase. Our attrition at 30% year-to-date remains extremely good and is a slight improvement from 32% in 2006.

We measure attrition from day one, and while it has improved, we believe it is still high and we continue to use Six Sigma to find innovative ways to reduce it in environments where it is generally increasing across the industries.

Our annualized wage inflation continues to be lower than the average of -- in many of the developing countries we operate in including India. We are seeing the benefits of scale and leverage from the investments we have made in people, processes and infrastructure. We will continuously look for innovative ways to develop our own talent and not fight the war for talent in the same backyard as everyone else.

As of June 30th, we have 26 store fronts in second and third tier cities in India and increasingly from 17 we had as of the end of March. Our store fronts allow us to build our own brand across cities in India and most importantly bring opportunities to people who don't have them, and for whom careers with us are an aspiration.

In addition, we continue to invest in and train our own talent with 15,000 employees trained during the first half of 2007. We have developed the Genpact training academy to develop our own talent pool. I will now hand over the call to Vivek Gour, our CFO, to discuss our financial results.

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

Vivek Gour - Genpact Limited - CFO

 Thank you, Pramod and good morning everyone. I am pleased to talk to you through the finance to walk you through the financials supporting our solid second quarter results.

Overall, our numbers reflect the strength of the demand we are seeing from our customers with strong revenue growth from our global clients as well as GE. I am pleased with our ability to deliver on our gross profit and cash EBIT margin as we track to the second half of the year.

As we have said during our road show, our business does demonstrate an overall seasonality, which coincides with the annual planning cycle of our customers. Typically, the quarters in the first half of the year have lower margins than the quarters in the second half of the year.

This is mainly a result of transitions moving into higher margin production revenue and completion of annual projects in the second half.

As we mentioned earlier, we do not manage our business on a quarterly basis, given its long-term nature. Transition of customer processes often move up or down from one quarter to the next. Such movements are fully driven with operating excellence and customer satisfaction in mind.

I will now take you through some details behind the numbers.

To reiterate Pramod's comments, our revenues for the quarter were $200 million, representing a 42% increase from the second quarter of 2006 and a 14% increase from the first quarter of 2007. Cash EBIT for the second quarter of 2007 was $30 million at a 15.1% margin.

The cash EBIT grew by 35% compared to the second quarter of 2006 and grew by 41% compared to the first quarter of 2007. The cash EBIT margin this quarter improved up from 12.2% margin in the first quarter of 2007.

This reinforces the margin seasonality in our business, which as I said earlier is driven by many factors such as the annual planning and decision-making cycle of our customers, completion of annual projects, variation of closure in transitions and a conversion into production and variation in the rate of ramp up in our various processes. We are also reaffirming our guidance to maintain our cash EBIT margins for the year as compared to last year.

Foreign exchange movements have had no impact on our income from operation. This is due to our foreign exchange hedging strategy.

Our revenues are largely in U.S. dollars, while our costs are in a variety of currencies across the world. We hedge currencies in which we incur costs to the extent we can and to the extent that it makes sense from a cost perspective. We take out hedges on a rolling basis and have always done so since Genpact was formed.

We are effectively fully hedged for our expected costs for 2007 and 2008, and we are effectively fully hedged on the Indian Rupee for our expected costs in 2009.

In the cost of revenue line and the SG&A line, the costs are booked in the balance sheet and the P&L at current foreign exchange rate, the protection provided by our hedging strategy against our two cost lines lies under the line titled foreign exchange gains and losses net. This line you shall find in our income statement just above the line of income from operations.

The hedge gains and losses offset changes in our cost of revenue line and our SG&A line due to foreign exchange movement. This ensures that our income from operations and correspondingly our cash needed is neutral to foreign exchange movement.

Our gross profit this quarter was $72 million, representing 35.9% margin as compared to 39.2% margin in the second quarter of 2006, and 37.6% in the first quarter of 2007.

Adjusted for the movements in foreign exchange which I discussed a minute ago, our gross profit margin has actually improved slightly as compared to the second quarter of 2006, as well as compared to the first quarter of 2007.

Our SG&A line for the second quarter was $56 million, representing 28% of revenues and a growth of 50% over the second quarter of 2006 and a growth of 14% over the first quarter of 2007. SG&A represented 26% of revenues in the second quarter of 2006 and 28% of revenue in the first quarter of 2007.

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

Adjusted for the movement in foreign exchange and the benefits of hedging, our SG&A has actually improved slightly as compared to the second quarter of 2006, as well as the first quarter of 2007.

Our pro forma net income for the second quarter of 2007 was $19 million, representing a 5% increase from the second quarter of 2006.

Here, pro forma net income is defined as our GAAP net income after-tax adjusted back for amortization on account of acquired intangibles, which were a part of our formation accounting, plus additional depreciation due to mark-to-market adjustment at the time of formation of Genpact, and adding back stock-based compensation and correcting all of these for tax benefits where appropriate.

For the first six months of 2007, our pro forma net income was $32 million, a decline of 8% over the first half of 2006. The pro forma net income is lower in the first half of 2007 compared to the previous year due to global taxes, which are now being eliminated as a result of changes in our holding structure post the IPO.

I will now walk you through key items on our balance sheet. On the asset side, our accounts receivable has increased keeping in line with our growth in revenue. Our days sales outstanding are currently 73 days up slightly from 71 days in December 2006.

This is a result of our global clients, the mix of our global clients improving, and our global clients typically have longer credit period terms as compared to GE and they are becoming a larger portion of our revenue.

Prepaid expenses and other current assets have increased by $51 million, bringing the total to $131 million, and other expense have increased by $69 million, bringing the total to $122 million.

These are due to mark to market of hedges on a fully qualified basis for the periods pertaining to the future 20 to 24 months. These are non-cash items. This contra is an increase of $111 million and the contra of this is in the accumulated and other comprehensive income lying under the shareholders' equity.

Regarding the IPO proceeds, we are using a portion to pay down short-term debt. We will keep the remaining amount for general corporate purposes as well as for potential acquisition.

Overall, I am confident of our liquidity position, we have adequate cash on our balance sheet, as well as sufficient access to undrawn credit line, and I have confidence we can support the growth of our business as well as potential acquisitions regardless of current capital market movements.

Given the turmoil in the mortgage markets, some investors may have questions on our exposure to this market. For the full year 2007, we estimate our total revenue from mortgage related businesses or customers to being in the order of $15 million. Of this, $8 million has already been recognized as of July 31st.

For the remainder five months of the year, we expect to book a further $7 million of revenue. This $7 million will represent less than 1% of the total revenue for the year of Genpact.

In August 2006, we acquired a company called MoneyLine now called Genpact Mortgage Services for $14.3 million.

As a part of our business plan, we have projected a loss for this business in the current year. Its primary line of business is mortgage origination and fulfillment services. It also had a small mortgage funding business which we decided to exit at the time of acquisition.

Prior to May 31, 2001, Genpact Mortgage Services funded mortgage loans on a short-term basis and then sold them down in the secondary market. We have since exited this business as we have disclosed in our S-1 filing with the SEC.

As of May 31, 2007, we held mortgage loans in the aggregate principal amount of $12 million. As of 31st July, that figure was down to $1.5 million. If we are unable to sell these loans, then we would continue to hold them and to that extent, be exposed to the risk of default by borrowers.

In connection with the sale of loans, Genpact Mortgage practice to agree to repurchase a full loan if there occurs a payment default during an agreed period of up to seven months following the sale.

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

As for our S-1 loans of the principal amount of $110 million, are subject to such repurchase obligation. As of July 31st, that amount is down to $77 million. We expect this principal amount to decrease to $58 million by August 31st, and to $4 million by December 31st.

As on date, we have $1.6 million of loans which have been put back to us for repurchase and are adequately provided for. The quantum of loans put back to us is less than 1.5% of the portfolio sold down when we exited this business in May 2007.

As of July 31st, 88% of the sold down portfolio was prime, 10% was in the Alt-A category and only 2% was subprime. The portfolio is of a good quality with an average FICO score of 721. Further, our exposure on the subprime loans sold down expires as of October 2007.

Given the market condition in the mortgage industry, we are very closely monitoring the sold down portfolio. We believe that the quality of our portfolio is good and the duration of our liability is short term.

We maintain the guidance we have provided on this call. We expect revenue to grow at 28% to 30% this year, inclusive of current acquisition. In addition, we expect to maintain cash EBIT margins at the same level as 2006.

In conclusion, we are very pleased with our results for the second quarter having exceeded our internal expectations for growth and delivering operational excellence to our customers. We are very excited about our new incarnation as a public Company and welcome our new shareholders.

With that, I will turn it back to Roanak Desai.

Roanak Desai - Genpact Limited - IR

Thank you, Vivek. At this time, we would like to open up the call to allow your questions.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS) Your first question comes from the line of Julie Santoriello with Morgan Stanley. Please proceed.

Julie Santoriello - Morgan Stanley - Analyst

Thanks. Good morning or good afternoon there. Congratulations on your first quarter as a public company.

Pramod Bhasin - Genpact Limited - President, CEO

Thank you, Julie.

Julie Santoriello - Morgan Stanley - Analyst

Pramod, just a few questions. It sounds like you added about five new global clients in the quarter, is that right?

Pramod Bhasin - Genpact Limited - President, CEO

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

Yes. We actually would have added more, but those are the ones we highlight and some of the others we would have added are probably in some of the areas where we get smaller chunks of businesses in smaller businesses.

Julie Santoriello - Morgan Stanley - Analyst

Okay. And it sounds like a pretty good number considering a know-how of how detailed you are in discerning in the customers that you do take on. I know you weren't looking for much more than that to add in any given year. So, were you encouraged by the number of additions in a quarter?

Pramod Bhasin - Genpact Limited - President, CEO
We are very encouraged by number of additions in the quarter. I think we -- amongst these five that we have highlighted of course, there are some which will grow slower than others or the contract sizes are smaller.

But, we are seeing very good traction and I think there are at least a few customers there that we would call very strategic customers and strategic relationships that we believe are very long term in nature and very sizable in nature. So, we are very pleased.

Julie Santoriello - Morgan Stanley - Analyst

Okay. I appreciate all the -- all the detail around the mortgage and the loan portfolio, can you give us a feeling generally for what you are hearing from your customers in the broader financial services area?

I mean, it's definitely been a market that is facing a lot of concern around liquidity and credit quality. What are your customers telling you now and do you see potentially a slow-down in business just given the uncertainty that they are facing?

Pramod Bhasin - Genpact Limited - President, CEO

I think what we are seeing and hearing, Julie, from them is their concerns on volume.

Clearly, some of them have broader issues on credit quality, but I think the bulk of them are actually more concerned with volume given the nature of the customers we have who are really not having to deal with -- who don't have their own funding issues nor have been -- generally tend to have a very good risk profile of the mortgages they fund.

So, the biggest issue from them is volume and how much can they use up their own internal capacity to process that versus us. They are very comfortable given the overall size of the mortgage business that we do, as Vivek mentioned, it's going to be less than 1% of our annual revenues that we will not be harmed by it.

But, clearly, there could be a significant slowdown based on what our customers are telling us and the amount of processing they expect to do, plus this creates capacity in their own system, Julie. So, many of them are saying, "fine, let's fill up our capacity before we send the work out to anyone else."

Julie Santoriello - Morgan Stanley - Analyst

I see. Could you give us a feeling in your financial services vertical some of the other exposures in terms of how it breaks out over commercial banks versus insurance companies versus brokerage investment banks?

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

Pramod Bhasin - Genpact Limited - President, CEO

I don't have all the details. I mean, the bulk of the exposure will be in BFSI will be to GE Capital and as you know Wachovia at this point in time.

Now, we have acquired some other financial services companies in other parts of the world such as Australia, such as in the U.K. and certainly we don't have a lot of investment banking exposure except through existing a major bank such as Wachovia. And, we don't have a lot of brokerage exposure.

We do a significant amount of insurance work not in mortgage insurance, but a significant amount of work in both life and property and casualty.

Julie Santoriello - Morgan Stanley - Analyst

Great. And if I can get one question for Vivek, Vivek, on operating margin, they were a little bit lighter than we had thought, about 30 basis points lighter than we had been expecting, and it seems as if SG&A line was the main reason for that.

Can you talk about the specific investments that are flowing through the SG&A line, were there any one-time items in there?

Vivek Gour - Genpact Limited - CFO

Yes, we have been setting up branches to aid in our marketing work as well as to aid in movement of individuals across countries for transitions and software projects. And Julie, we don't really manage our SG&A number on a quarterly basis. We spend in a quarter what needs to be done and is right for the business.

Pramod Bhasin - Genpact Limited - President, CEO

We are also and if I may say this Julie, ourselves -- we are actually pretty comfortable with our SG&A line in terms of where it is going. And I think what you may be seeing is the foreign exchange hedging impact.

If you took that out of our SG&A line, they have actually improved marginally over the first half of -- of the first quarter of '07 and the prior quarter in '06, as Vivek had mentioned in his -- in his speech. And we want to make sure we address the question because I think we -- we are actually pretty pleased with it.

Julie Santoriello - Morgan Stanley - Analyst

Okay.

Pramod Bhasin - Genpact Limited - President, CEO

I want to make sure there isn't a confusion on the number.

Julie Santoriello - Morgan Stanley - Analyst

Sure, I don't think it's a disappointing number by any means, just wanted to understand where your -- where some of the -- some of the investments are going.

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

Clearly, you have had a much better than expected number on the top-line and I imagine you were able to have some more flexibility with SG&A. So, that is what I was getting at and looks like the gross profit excluding currency also was better than expected, can you talk about just what drove that?

Pramod Bhasin - Genpact Limited - President, CEO

The growth -- yes, the gross profit is good. I think we are happy with the growth we are seeing. Now, the one point I would make is the same point we've made in the past. A lot of this is driven by transitions being faster than planned. As you know, that doesn't help the margins that actually help future growth and future margins.

And so, you are seeing the impact of that in really the impact of faster growth. But, overall, we are very happy with the margins and we are coming in where we would like to for the year.

Julie Santoriello - Morgan Stanley - Analyst

Okay, great. Thank you.

Pramod Bhasin - Genpact Limited - President, CEO

Thank you, Julie.

Operator

Your next question comes from the line of Ashwin Shirvaikar with Citigroup. Please proceed.

Ashwin Shirvaikar - Citigroup - Analyst

Hi, congratulations from me as well on your first public quarter.

Pramod Bhasin - Genpact Limited - President, CEO

Thank you, Ashwin.

Ashwin Shirvaikar - Citigroup - Analyst

My first question is with regards to the GE growth rate which was kind of faster than your target growth rate, and what's the financial impact of that on margins and cash flow?

Pramod Bhasin - Genpact Limited - President, CEO

The GE growth rate has been strong. We are very happy with that. I think it is good profitable growth for us and that approximates broadly the margins we would expect from our business overall. It is of course also including transition revenues and other revenues.

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

But, for the full year, as we said, we do expect some of these projects to be completed and therefore the growth to flatten out I guess or stabilize over the year, which will lead to an overall guidance of 5% to 7%.

But, the margin potential is similar to what we see overall and of course GE being a reasonably large part of our overall revenue, which means that they will help those margins continue to stay where they are.

Ashwin Shirvaikar - Citigroup - Analyst

Okay. Could you, with regards to -- obviously you saw pretty good non-GE growth as well, could you comment on the ramps of clients added over the last 18 to 24 months? Are they proceeding according to plan?

Pramod Bhasin - Genpact Limited - President, CEO

Yes, I think in fact those are the ramps which are faster than we expected and that's why we are showing higher growth. And we are very pleased for the strong growth -- the bulk of this growth is from existing customers that have been there for a year.

It shows that we have been able to penetrate deeper into these customers and offer them a broader range of products and services, not just say within finance and accounting, but be able to go in and offer our analytics service and our supply chain services to these customers. And that's been the clear driver behind the higher growth that we see.

Ashwin Shirvaikar - Citigroup - Analyst

Okay. And clearly, you signed four -- I guess five large customers or customers that have the potential to become sort of large strategic customers this quarter. How does your pipeline look after those signings?

Pramod Bhasin - Genpact Limited - President, CEO

Our pipeline is strong. We continue to cull it very carefully. I do want to make one point.

We have highlighted five customers, we have actually signed many more, but in many cases, those are not what I would call key strategic customers, they would be smaller customers when they are signed in IT services or in our Mexico business or in our analytics business on a project basis.

So, there is a bunch of other customers we always sign and will continue to do so. I think having signed these customers also the ones that we have highlighted, some of whom will become very long-term, very significant strategic customers we hope.

Our pipeline looks strong, we are happy with it, we continue to trim it, but the number of strategic customers on it or people who could potentially be strategic long-term customers is good and we continue to see strong demand.

Ashwin Shirvaikar - Citigroup - Analyst

Okay. A couple of more questions, can you update us on your view on variable compensation for an incurring stock-based compensation? What should we assume going forward?

Pramod Bhasin - Genpact Limited - President, CEO

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

I think as we had mentioned, Ashwin, during the road shows, I think we have done the bulk of our stock-based compensation prior to the IPO.

Going forward, I think you may expect to see a small percentage, maybe 1% or less than 1% that as we broaden out the base of options provided to employees today -- we have about 500 employees with stock options, we would like to take that maybe to 700 to 800.

But, that is at the more junior levels of the Company so the amount of options we will be issuing to them are relatively small individually. So, we should -- you should not expect anything more than 1% or perhaps a little less than that over the next few years -- over each of the next few years.

Ashwin Shirvaikar - Citigroup - Analyst

Okay. Now, moving on to DSO then, and this is my last question I promise, absolute last question, DSOs on the GE front obviously trending down as you guys had promised, but on the global clients side, I know you mentioned something about the terms offered being different. Can you provide some more detail there?

Vivek Gour - Genpact Limited - CFO

Yes, Ashwin, Vivek here. Typically, the credit period we offer to our global clients ranges between 60 to 75 days, while the credit we have for GE is much lesser than that. And as our global clients mix changes in favor of Global Clients, we would expect to see a marginal creep up in our DSOs.

Pramod Bhasin - Genpact Limited - President, CEO

Although we will fight to get better terms every time, Ashwin, it is not always possible, but we will fight in future to get better terms.

Ashwin Shirvaikar - Citigroup - Analyst

Okay. So, what's the DSO target then overall?

Vivek Gour - Genpact Limited - CFO

We expect to keep our DSO locked in between a 70 to 75 day range, and we are implementing new systems and processes that in the medium term would improve that. But, I would not see an improvement in DSOs next quarter or the quarter after that immediately.

Ashwin Shirvaikar - Citigroup - Analyst

Got it. Okay, thank you. Congratulations again.

Pramod Bhasin - Genpact Limited - President, CEO

Thanks, Ashwin.

Operator

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

Your next question comes from the line of Tien-Tsin Huang with JPMorgan. Please proceed.

Tien-Tsin Huang - JPMorgan - Analyst

Thanks. I have a few questions. First on the -- on the revenue side, nicely ahead of our estimate, notably the revenue per employee was much higher than we forecasted. What's driving this metric higher and is it sustainable? I heard that transitions are running faster than expectations. Anything else behind the change?

Pramod Bhasin - Genpact Limited - President, CEO

I think couple of things, Tien-Tsin. I think one is clearly acquisitions in Europe help us. So, something like the ICE acquisition coming in at revenues which are significantly higher than what you would expect overall on an overall basis.

I think we are getting some leverage of scale, certainly on the support headcount side where we are able to leverage our base and our foundation much more effectively and you would see that if you take away the factor for hedging in the SG&A line, you would see that as a slight improvement despite higher growth, and we are being able to see some price increases also which come straight down to the revenue per headcount line and allow us to expand revenues faster than headcount.

Tien-Tsin Huang - JPMorgan - Analyst

I see. So, there are some pockets for raising prices?

Pramod Bhasin - Genpact Limited - President, CEO

Yes. I mean, some of these are contractually there and have been there for awhile, and therefore we are -- we are just going along on these following the same track as the contract we have signed -- a contract we have signed.

Tien-Tsin Huang - JPMorgan - Analyst

Understood. Do you have an employee target that you can share with us for year-end?

Pramod Bhasin - Genpact Limited - President, CEO

We don't at this time, and I think we would just like to stay with the guidance that we provided on the revenue side. I think if we made a -- it's not a number we are giving guidance on at this time.

Tien-Tsin Huang - JPMorgan - Analyst

Understood. On the mortgage side, thanks for all the details, glad to hear the funded loans come down so dramatically. Back of the remaining amount, what's your confidence level in being able to re-market these loans and can you remind us of how you provision for losses here? It sounds like you are adequately reserved, but I just wanted to make sure.

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

Vivek Gour - Genpact Limited - CFO

Yes, and just first let me clarify. The amount of funded loans on our books is only $1.5 million and all of it is prime. All the rest has been sold down as of 31st of May, 2007. So, I don't have any other loans on my book.

Tien-Tsin Huang - JPMorgan - Analyst

Okay.

Vivek Gour - Genpact Limited - CFO

It is just this that the portfolio which has been sold down has a clause that if there is a default by the borrower, and there is a definition of default, for the next seven months from date of sale of the loan, that loan can be put back to us by the bank that purchased it.

And the numbers that I quoted, $110 million, $77 million for July, plus $58 million for August, $44 million for September were the numbers of the portfolios running down in the hands of the bank we had sold it to.

Pramod Bhasin - Genpact Limited - President, CEO

On which are obligations speak. Is that the question you were asking, Tien-Tsin?

Tien-Tsin Huang - JPMorgan - Analyst

Yes, it is. I guess I think I missed the part on the funded loans getting completely moved, or significantly reduced is that part that I may have missed in the prepared remarks.

Pramod Bhasin - Genpact Limited - President, CEO

Yes, the funded loans are down to $1.5 million. It's nothing.

Tien-Tsin Huang - JPMorgan - Analyst

Right, it's small. And then, the -- just to make sure I understand, the historical payment default rate and the notice rate, how has that performed historically, just so we can get better appreciation of what's left to get potentially put back the Genpact?

Again, it sounds like it's trailing off very nicely, but I just want to make sure I better appreciate the historical trends there.

Pramod Bhasin - Genpact Limited - President, CEO

Yes. I think the historical rates have been very, very low, Tien-Tsin. Obviously, we are keeping very close watch on this because the environment today is so different from what it used to be earlier.

As we said, right now, the put back rate was 1%, but as the obligations slow off each month, we will monitor this very, very carefully.

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

Today, we believe we want to stay with the earnings guidance and very comfortable with that. I think the environment is different, so we are monitoring it. But, even now, the rate at which these have been put back is 1%.

I don't have all the historical data, frankly, at this time with us because of the fact that we recently acquired the company, but I am pretty sure it was a very low, less than 1% number.

Tien-Tsin Huang - JPMorgan - Analyst

Okay. Now, it sounds that way, so I appreciate the details. Just a few housekeeping questions, first fully diluted share count post the IPO, what number should we be assuming here?

Vivek Gour - Genpact Limited - CFO

Tien-Tsin, I could do that calculation and send it up to you.

Tien-Tsin Huang - JPMorgan - Analyst

All right.

Vivek Gour - Genpact Limited - CFO

If you could send me an email, I will be happy to make that calculation.

Pramod Bhasin - Genpact Limited - President, CEO

We'll send it to you right away.

Tien-Tsin Huang - JPMorgan - Analyst

Terrific. And then, the -- again tax rate, if you can maybe give us a little bit of guidance there with the second half of the year?

Vivek Gour - Genpact Limited - CFO

Our overall tax rate for the year, we have to break it into two parts. There is the sort of regular tax we pay on our income, which will be in the range of 12% to 14%.

We also have this one-time tax for the first half of the year, which adds another roughly 8% to our tax rate, which is now going away as we change our structure immediately after our IPO and move out of Luxemburg where we used to be to Bermuda.

Pramod Bhasin - Genpact Limited - President, CEO

Which was a one-time event.

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

Vivek Gour - Genpact Limited - CFO

Which was a one-time event.

Pramod Bhasin - Genpact Limited - President, CEO

And will not be repeated. So, in an on-going basis, our tax rates will be in the 12% to 14% range.

Vivek Gour - Genpact Limited - CFO

For 2007, and as we had mentioned in the road show for 2008, it goes up to -- 2007 onwards, it goes up by about 1% to 2% a year until it reaches about 22% in 2012.

Pramod Bhasin - Genpact Limited - President, CEO

So, for the second half of this year, Tien-Tsin, then you can expect the 12% to 14% being accurate.

Tien-Tsin Huang - JPMorgan - Analyst

Okay, terrific. That is extremely helpful. Last question, I appreciate seeing the add-backs to get to cash EBIT. Can you just maybe give us a little bit of detail on what we should expect there on some of the line items just to help us on the modeling side?

Pramod Bhasin - Genpact Limited - President, CEO

Any specific thing that you are asking about?

Tien-Tsin Huang - JPMorgan - Analyst

I guess just looking at the release in terms of the amortization of the acquired intangibles, I think that was pretty clear, but maybe just some of the other items, should we expect some -- any major changes from the run rate that we saw in June in the second half of the year?

Vivek Gour - Genpact Limited - CFO

No, you should not expect a change in the run rate on any of these items for the first half versus the second half.

Tien-Tsin Huang - JPMorgan - Analyst

Okay. And then, I guess the intangible -- the difference in the intangibles on the reconciliation is a little bit different from what's in the P&L. Is that just the difference in the new intangibles versus the formation intangibles?

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

Vivek Gour - Genpact Limited - CFO

Sorry, Tien-Tsin?

Tien-Tsin Huang - JPMorgan - Analyst

Sorry to nitpick here, but I figured I would use this opportunity, the 9.281 in the reconciliations of cash EBIT, the amortization of acquired intangibles is a little different from what's in the P&L. I think it is a little bit lower by a couple million dollars, what's the difference there?

Vivek Gour - Genpact Limited - CFO

Because we have -- in the amortization line in the P&L, we have intangibles of our acquisitions also, while the adjustment here in the cash EBIT is only the amortization that was obtained to the formation accounting.

Tien-Tsin Huang - JPMorgan - Analyst

Excellent, glad to see it being recorded that way. Thanks for all the details.

Pramod Bhasin - Genpact Limited - President, CEO

Pleasure, Tien-Tsin.

Operator

(OPERATOR INSTRUCTIONS) Your next question comes from the line of Rod with Bernstein. Please proceed.

Rod Bourgeois - Sanford Bernstein - Analyst

Hi there, Rod Bourgeois here. I wanted to inquire about the changes that you have seen in the market potentially related to the sort of credit market turmoil that we have seen particularly in the U.S., and I am not asking specifically about your direct exposure in the mortgage related market.

Pramod Bhasin - Genpact Limited - President, CEO

Right.

Rod Bourgeois - Sanford Bernstein - Analyst

I am asking more about spending patterns that may be altered in your broader financial services vertical, et cetera. Has your internal financial goals changed at all over the last month, given that some of the uncertainty and turmoil that you have seen in the broader market?

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

Pramod Bhasin - Genpact Limited - President, CEO

Yes, I think -- I think it's a very important point. We certainly thought about it, looked at it carefully, we are talking to our customers, because clearly we are trying to assess what is the potential impact out of the financial services vertical we serve on -- certainly in terms of volume.

I think right now with the growth rates we are seeing ourselves, we are comfortable. But I clearly believe that on the consumer side, there will be volumes that we -- that may have come to that point at this point in time.

I think clearly the fact that our mortgage processing exposure is very limited, is very helpful and protects us from any downside.

But, going beyond that into broad consumer spending and therefore the impact that may have on transaction volume, we haven't seen that yet.

We think we are comfortable with where we are today because we are the lowest cost and therefore in many cases, a further downturn in spending, particularly with for instance a company such as GE will actually impact them or will -- should lead them to take cost out on their end first before they approach us.

So, I think we feel reasonably comfortable at this time that this current turmoil in the market isn't affecting us and is also driven by our portfolio.

Our portfolio is pretty wide spread in financial services covering some investment banking, a lot of commercial lending operations, a lot of corporate lending operations.

And I think it's up to us to find new innovative ways wherever we see a volume decline of transactions to go into a company and say, "Look, this is a practice with I have a need to cut cost."

And this isn't the exact time, then we should step in, do a lot more reengineering work and do a lot more work in terms of moving -- moving work to us to give them the bang for the buck that they will need. I think there are other impacts that we think about, what will this do to margins as companies worry about their costs given their volume declines.

But, I think in all of these cases, we feel comfortable at this point in time that with our traction with customers, with our pace of growth with them, with the pipeline, we are not yet seeing any reason to believe that our revenues or growth will be impacted.

Rod Bourgeois - Sanford Bernstein - Analyst

Okay, great. Let me -- let me wrap it by through some related some questions, if you can give us some specific data points. Can you specify what percentage of your total revenues are under long-term contracts? For example, deals that are more than one year long.

Pramod Bhasin - Genpact Limited - President, CEO

Sure. I think that number is going to be -- is going to be 80% to 85%.

Rod Bourgeois - Sanford Bernstein - Analyst

Okay, good. And then, in terms of the percentage of your volume based revenues that are related to consumer spending?

Pramod Bhasin - Genpact Limited - President, CEO

Right. Calculating as you -- as we think?

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

Rod Bourgeois - Sanford Bernstein - Analyst

Yes.

Pramod Bhasin - Genpact Limited - President, CEO

Volume based spending as related to consumer spending would be -- would be approximately -- and this is the U.S., right?

Rod Bourgeois - Sanford Bernstein - Analyst

Yes.

Pramod Bhasin - Genpact Limited - President, CEO

So, if you focus on the U.S. mainly --

Rod Bourgeois - Sanford Bernstein - Analyst

Yes.

Pramod Bhasin - Genpact Limited - President, CEO

I think that may be about 15% to 18%.

Rod Bourgeois - Sanford Bernstein - Analyst

Okay. And then, in your S1, you disclosed that 44% of your revenues comes from financial services. How much of that 44% is from GE Capital?

Pramod Bhasin - Genpact Limited - President, CEO

A bulk of it would be from GE Capital in fact because the other financial services companies are ramping up at this point in time. So, while we have at least four or five other key customers in financial services, a lot of strategic customers, all of them are ramping up at this point in time. So, the bulk of that 44% will impact the GE Cap.

Rod Bourgeois - Sanford Bernstein - Analyst

So, like three-fourths of that?

Pramod Bhasin - Genpact Limited - President, CEO

Yes, I think so. I am making a little guess, but I think so.

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

Rod Bourgeois - Sanford Bernstein - Analyst

Okay. And then one final question. You mentioned GE projects that are coming to completion in the second half.

Can you give some specificity on what types of projects are coming to completion and what that might mean for the GE growth trajectory as you move into 2008? Thanks a lot.

Pramod Bhasin - Genpact Limited - President, CEO

Sure. The types of projects we refer to there are either IT projects where we are completing an implementation or a certain specific project on enterprise application system. It could be a reengineering project that we completed. It could be support we are providing on site for finance and accounting. It could be specific projects from the supply chain side and they will run off.

We maintain our guidance for the following year as we have done in the past and for the rest of the -- and for the overall average of this year to be the 5% to 7%. We see that continuing at the same pace.

Rod Bourgeois - Sanford Bernstein - Analyst

Okay, great. Thank you guys.

Pramod Bhasin - Genpact Limited - President, CEO

Pleasure, thanks.

Operator

Your next question comes from the line of Abhi Gami with Banc of America. Please proceed.

Arvind Ramnani - Banc of America - Analyst

Hi, this is Arvind Ramnani sitting in for Abhi Gami.

Pramod Bhasin - Genpact Limited - President, CEO

Yes, sir. Hi.

Arvind Ramnani - Banc of America - Analyst

Hi. Just a couple of questions. How do you will actually define a strategic customer?

Pramod Bhasin - Genpact Limited - President, CEO

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

Mainly someone we think we can grow beyond 1,000 FTE.

Arvind Ramnani - Banc of America - Analyst

Okay. And over what period of time?

Pramod Bhasin - Genpact Limited - President, CEO

Say, over three years.

Arvind Ramnani - Banc of America - Analyst

Great. And can you actually just provide us some guidance as far as your delivery mix from India versus Philippines versus China? I mean if you can give us some idea in terms of percentage, how much of your delivery you expect to come from India versus outside of India over the next couple of years?

Pramod Bhasin - Genpact Limited - President, CEO

As we said today, about 25% of our delivery comes from outside India. The growth rate that we see in Europe and China are likely to be greater than in India mainly because of the smaller size and scale of those operations today, so that percentage will tilt in that favor and global delivery will increase in terms of overall proportion. But, I don't think this will be by a lot.

I think it might increase one or two percentage points a year or so, but I don't think it's going to be a lot because a lot of the growth is still going to be in India given its English speaking capability and the fact that it's serving the U.S. and the U.K. markets, which are the largest markets.

Arvind Ramnani - Banc of America - Analyst

Great. One last question, do you have your -- do you have a number for your average tenure of the employees? I mean I know it is 28% to 30% is your attrition, but what's the tenure -- average tenure of the employees?

Pramod Bhasin - Genpact Limited - President, CEO

The average tenure I believe and we will have to check on this to get back to you, I am not certain, is I believe two and a half to three years at this point in time, three years probably.

Arvind Ramnani - Banc of America - Analyst

Great, thanks.

Operator

Your next question comes from the line of Joseph Foresi with Janney Montgomery Scott. Please proceed.

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

Joseph Foresi - Janney Montgomery Scott - Analyst

Hi gentlemen. I was wondering if you could just give us a little more color on sort of a pullback in maybe spending or financial services, the financial services side. If companies were to get -- get crunched here, I was curious as to whether it was a move to maybe offshore more work in order to sort of cut cost.

Pramod Bhasin - Genpact Limited - President, CEO

Joseph, I think that's what we have seen. We have been at this actually. And certainly, if you look at GE, that's what we see. The more that companies are under a crunch, they are actually accelerating and saying we need to do more of this.

The offset to that is of course that where a company has installed capacity that it can't sell, they will fill that capacity first because that may be a fixed cost they can't replace or can't get rid of. So, I think we have to beat that.

On the other side though, we will see price pressure also immediately -- companies would immediately come in and say, "Look guys, we need price. You need to help us drive more productivity." I think many of these relate to our strengths.

So, in terms of productivity, our reengineering teams, our ability to drive productivity, strong, we have as we said reengineering projects ongoing with 17 companies at global customers, and our opportunity therefore increases to be able to go into those customers then really drive greater productivity and engineering.

And I think we have to be nimble and quick ourselves in terms of moving into those companies, which are seeing the more cost pressure and saying, there are the five other ways in which we can help to alleviate these cost pressures.

Joseph Foresi - Janney Montgomery Scott - Analyst

Okay. Have you been -- as far as the pricing is concerned, have you seen pricing going up or down on the -- or it's just stable?

Pramod Bhasin - Genpact Limited - President, CEO

Right now, it's stable to slightly going up. I think that may change over the next five or six months depending on the economy and what's happening. But, right now, it's stable to going up.

Joseph Foresi - Janney Montgomery Scott - Analyst

I was wondering if you could just talk about the trajectory of the business. I know you do a portion of your business, I believe it's close to one-fourth in IT services, and BPO I think makes up the other three-fourths. Do you expect that percentage to change in any particular direction over the course of the next 12 months?

Pramod Bhasin - Genpact Limited - President, CEO

No, we don't. Both are growing well and we have seen that proportion has remained similar, the same in the second quarter, and we expect it to remain about the same as we go forward.

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

Joseph Foresi - Janney Montgomery Scott - Analyst

And could you just on the BPO side, give us a rough idea, what the voice and non-voice split is?

Pramod Bhasin - Genpact Limited - President, CEO

Yes. For the BPO side, in total, our voice split is about 80% to 20% voice and 80% non-voice, which includes both, all the BPO and the IT business.

Joseph Foresi - Janney Montgomery Scott - Analyst

And do you expect that to be sort of consistent over the next 12 months as well?

Pramod Bhasin - Genpact Limited - President, CEO

Yes. If anything, I think yes, that will remain consistent. I think you will get some peaks. Suddenly, we might -- right now, the bulk of ramp up we are going through are in financial and accounting and supply chain and transaction.

Yet, at the same time, we will -- we are expecting to see some ramp ups on the voice side later on towards the end of this year with the existing customers. So, while it might fluctuate from quarter to quarter, overall I think we will expect this to remain about the same.

Joseph Foresi - Janney Montgomery Scott - Analyst

Sure. And one last question. Just on the rupee side, if we can get the basis point impact of the rupee in this particular quarter and perhaps maybe would a 1% move in the rupee what effect that has on margins? Thanks guys.

Pramod Bhasin - Genpact Limited - President, CEO

Sure. I think as we mentioned, I hope we were clear on it and I am -- I hope to be clear. A 1% up or down in the rupee won't affect us, we are fully hedged. We are fully hedged and perhaps, as Vivek was talking about it, we are fully hedged now for all our costs in 2007, 2008, and for India, in 2009.

Therefore, a percentage movement here or there for the rupee does not affect us and gets reflected individually on the SG&A line.

Vivek Gour - Genpact Limited - CFO

Cost of revenue.

Pramod Bhasin - Genpact Limited - President, CEO

Cost of revenue line, but it is offset above the EBIT line by --

Vivek Gour - Genpact Limited - CFO

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

Foreign exchange gains or losses.

Pramod Bhasin - Genpact Limited - President, CEO

Foreign exchange gains or losses every time for the exact amounts because we carry them in our hedges for the next two to three years, and therefore, increase or decrease on the rupee will not affect us.

This is a hedging strategy we have been carrying out since the inception of Genpact and which is a strategy GE always followed and we have continued.

Joseph Foresi - Janney Montgomery Scott - Analyst

So, I guess maybe say, asking in another way, then what would -- what would the impact have been prior to the hedge then?

Pramod Bhasin - Genpact Limited - President, CEO

We haven't even calculated it. We have done our costs fixed and it's above the EBIT line. It's the normal hedging strategy that we are following.

Vivek Gour - Genpact Limited - CFO

And just to clarify, the hedges for 2007 were written way back in 2004 and 2005. So, we have been doing this since our inception and we don't track what the impact would be. We are hedged out on the rupee until the end of 2009 and at this point in time, we have just started our hedging for 2010.

Joseph Foresi - Janney Montgomery Scott - Analyst

Okay, thanks guys.

Operator

At this time, there are no further questions in the queue. I would now like to turn the call over to Pramod Bhasin for the closing remarks.

Pramod Bhasin - Genpact Limited - President, CEO

Thank you very much for being here for our first quarterly earnings call. We really appreciate both your interest and your investments in us as shareholders.

We hope we have been useful and we hope we have been able to provide you the details that you required from this call, and we look forward to speaking to you on our next -- next earnings call.

We are very pleased as I said with our overall growth and our overall performance both from a revenue and from a margin perspective. Thank you very much.

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Final Transcript
Aug. 21. 2007 / 8:00AM ET, G - Q2 2007 GENPACT LIMITED Earnings Conference Call

Operator

Ladies and gentlemen, that concludes the presentation. You may now disconnect and have a great day.

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